Exhibit 99.3

                        TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a list of smoking and health class actions, health care cost recovery actions, Proposition 65 actions and asbestos contribution actions currently scheduled for trial through 2000 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.

Case (Jurisdiction)                  Type of Action                                    Trial Date
-------------------                  --------------                                    ----------
Engle, et al. v. R. J. Reynolds      Smoking and Health Class Action                   November 1, 1999
Tobacco Co., et al. (Florida)                                                          (Phase Two)

Ezell Thomas and Owens               Asbestos Contribution Action                      February 14, 2000
Corning v. R. J. Reynolds
Tobacco Company, et al.
(Mississippi)

The People of the State of           Proposition 65 Case                               February 25, 2000
California, et al. v. Philip
Morris, Inc., et al. (California)

Blue Cross and Blue Shield of        Health Care Cost Recovery Action                  April 10, 2000
New Jersey, Inc., et al. v. Philip                                                     (to be rescheduled)
Morris, Incorporated, et al.
(New York)

Thompson, et al. v. The              Smoking and Health Class Action                   June 1, 2000
American Tobacco Company,
Inc., et al. (Minnesota)

National Asbestos Workers            Health Care Cost Recovery Action                  June 5, 2000
Medical Fund, et al. v. Philip
Morris Incorporated, et al.
(New York)

In re TOBACCO II                     Health Care Cost Recovery Action                  June 19, 2000
(California)                         (5 consolidated union cases)

H.K. Porter v. The American          Asbestos Contribution Action                      September 11, 2000
Tobacco Company, et al.
(New York)

Republic of the Marshall             Health Care Cost Recovery Action                  October 1, 2000
Islands v. The American
Tobacco Company, et al.
(Marshall Islands)

Raymark Industries v. The            Asbestos Contribution Action                      October 2, 2000
American Tobacco Company, et al.
(New York)

Group Health Plan, et al. v          Health Care Cost Recovery Action                  December 1, 2000
Philip Morris, Inc., et al.
(Minnesota)

                                                                    Exhibit 99.3

Below is a schedule setting forth by month the number of individual smoking and health cases against PM Inc. and, in some cases, the Company that are currently scheduled for trial through the end of the year 2000.


1999              2000
----              ----

December (1)      January (3)

                  February (2)

                  March (2)

                  April (5)

                  May (3)

                  June (4)

                  July (1)

                  August (3)

                  September (3)

                  October (7)

                  November (2)